Exhibit 99.1

agilon health Reports First Quarter 2023 Results

Revenue increased 74% to $1.14 billion and Medicare Advantage membership increased 61% to 402,200

Total members live on the agilon platform grew to 490,900, including 402,200 Medicare Advantage members and 88,700 ACO REACH beneficiaries

Continued gains in profitability driven by strong performance across partner markets, inclusive of higher membership growth

AUSTIN, T.X., May 9, 2023 – agilon health, inc. (NYSE: AGL), the trusted partner empowering physicians to transform health care in our communities, announced results for the first quarter ended March 31, 2023.

“Our successful start to 2023 reflects the dedication of our physician partners and the power of our network to consistently improve patient outcomes,” said Steve Sell, chief executive officer. “Our physician-centric model was designed to rapidly and efficiently scale across diverse partner organizations and we are excited to bring a sustainable model for primary care to more communities in 2024 and beyond.”

Total revenue of $1.14 billion in the first quarter 2023, compared to $653 million in the first quarter 2022. Gross Profit of $77 million in the first quarter 2023, compared to $42 million in the first quarter 2022. Net income of $16 million in the first quarter 2023, compared to $1 million in first quarter 2022.

Revised Presentation of Adjusted EBITDA and Network Contribution

agilon health has revised its presentation of Adjusted EBITDA and Network Contribution. The company determined the revised presentation is necessary to conform to the SEC’s recent guidance on Non-GAAP Financial Measures. Network Contribution is replaced by Gross Profit, which now incorporates other operating revenue and geography entry costs included in other medical expenses. Adjusted EBITDA now incorporates geography entry costs included in other medical expenses and G&A.

Revised Presentation of Adjusted EBITDA

	Three Months Ended March 31,		Fiscal Year Ended December 31,
	2023	2022	2022	2021
Adjusted EBITDA – Prior Presentation ($M)	$35	$12	$4	($39)
Geography Entry Costs ($M)	($12)	($4)	($68)	($33)
Adjusted EBITDA ($M)	$24	$8	($63)	($71)

Tables with the revised reconciliation of Gross Profit and Adjusted EBITDA to the most comparable GAAP measure are included in this press release, including historical periods.

First Quarter 2023 Results:

•
Total members live on the agilon platform increased to 490,900 as of March 31, 2023, including 402,200 Medicare Advantage members and 88,700 ACO REACH beneficiaries. Medicare Advantage membership increased 61%, with 14% growth in same geographies.

•
Total revenue of $1.14 billion increased 74% during the first quarter 2023 compared to $653 million in the first quarter 2022.
•
Medical Margin of $162 million increased 88% during the first quarter 2023 compared to $86 million in the first quarter 2022. Medical Margin represented 14.3% of revenue during the first quarter 2023 compared to 13.2% in the first quarter 2022.
•
Adjusted EBITDA of $24 million in the first quarter 2023 compared to $8 million in the first quarter 2022. Adjusted EBITDA included $12 million and $4 million of geography entry costs in the first quarter 2023 and first quarter 2022, respectively.

Key Financial and Operating Metrics:

	Three Months Ended March 31,		Change
	2023	2022	% YoY
Medicare Advantage Members	402,200	250,300	61%
ACO REACH Members	88,700	91,800	(3%)
Total Members Live on Platform	490,900	342,000	44%
Avg. Medicare Advantage Members	399,800	248,000	61%
Total revenues ($M)	$1,136	$653	74%
Gross Profit ($M)	$77	$42	82%
Medical Margin ($M)	$162	$86	88%
Net Income ($M)	$16	$1	1282%
Adjusted EBITDA ($M)	$24	$8	197%
Geography Entry Costs ($M)	$12	$4	191%

Adjusted EBITDA contribution from ACO REACH was $3 million during the first quarter 2023 and $3 million in the first quarter 2022.

Membership reflects end of period results, unless otherwise stated. agilon’s partnered ACO REACH Entities are not consolidated within its financial results.

Class of 2024 New Partnership Announcements:

Lexington Clinic and agilon health announced the formation of a long-term partnership on February 9, 2023. Lexington Clinic is the largest and oldest multi-specialty medical group in Central Kentucky with 25 locations across the region.

Family Practice Center and agilon health announced the formation of a long-term partnership on February 28, 2023. Family Practice Center is Central Pennsylvania’s largest independent primary care physician group with 42 locations in 12 counties.

Premier Health and agilon health announced the formation of a long-term partnership on March 30, 2023. Premier Health is one of Ohio’s largest, nonprofit, comprehensive health care systems, with more than 100 locations across seven counties, including acute care hospitals and outpatient facilities, physician practices, long-term care facilities, and home health.

Holland PHO, a Physician-Hospital Organization, and agilon health announced the formation of a long-term partnership on March 30, 2023. Holland PHO is a partnership between community physician groups and Holland Hospital serving the West Michigan Lakeshore region.

Catalyst Health Network and agilon health announced the formation of a long-term partnership on April 2, 2023. Catalyst Health Network is the largest clinically integrated network for independent primary care providers in Texas.

Capital Position and Balance Sheet:

The company’s balance sheet as of March 31, 2023 included cash, cash equivalents and marketable securities of $817 million and total debt of $42 million.

On February 28, 2023, agilon health completed the previously announced acquisition of mphrX, a leading provider of value-based care technology and interoperability solutions, for cash consideration of $44 million, net of cash acquired.

Outlook for Second Quarter and Fiscal Year 2023:

	Quarter Ended June 30, 2023		Year Ended December 31, 2023
	Low	High	Low	High
Medicare Advantage Members	403,000	405,000	405,000	410,000
ACO REACH Members	85,000	90,000	85,000	90,000
Total Members Live on Platform	488,000	495,000	490,000	500,000
Avg. Medicare Advantage Members	407,000	409,000	405,000	407,000
Total Revenues ($M)	$1,105	$1,115	$4,410	$4,440
Medical Margin ($M)	$138	$148	$535	$560
Adjusted EBITDA ($M)	$2	$10	($3)	$25
Geography Entry Costs ($M)	$19	$16	$78	$65

Adjusted EBITDA contribution from ACO REACH is expected in a range of $5 million to $10 million for 2023.

Membership reflects management’s outlook for end of period, unless otherwise stated. agilon’s partnered ACO REACH Entities are not consolidated within its financial results.

We have not reconciled guidance for Medical Margin to Gross Profit or Adjusted EBITDA to net income (loss), the most comparable GAAP measures, and have not provided forward-looking guidance for net income (loss) in each case because of the uncertainty around certain items that may impact Gross Profit or net income (loss), including non-cash stock-based compensation.

Webcast and Conference Call:

agilon health will host a conference call to discuss first quarter 2023 results on Tuesday, May 9, 2023, at 4:30 PM Eastern Time. The conference call can be accessed by dialing (833) 470-1428 for U.S. participants and (929) 526-1599 for international participants and referencing participant code 763252. A simultaneous webcast can be accessed by visiting the “Events & Presentations” section of agilon’s Investor Relations website at https://investors.agilonhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About agilon health

agilon health is the trusted partner empowering physicians to transform health care in our communities. Through our partnerships and purpose-built platform, agilon is accelerating at scale how physician groups transition to a value-based Total Care Model for senior patients. agilon provides the technology, people, capital, process, and access to a peer network of 2,700+ PCPs that allow physician groups to maintain their independence and focus on the total health of their most vulnerable patients. Together, agilon and its physician partners are creating the healthcare system we need – one built on the value of care, not the volume of fees. The result: healthier communities and empowered doctors. agilon is the trusted partner in 30+ diverse communities and is here to help more of our nation's leading physician groups and health systems have a sustained, thriving future. For more information visit www.agilonhealth.com and connect with us on Twitter, Instagram, LinkedIn and YouTube.

Forward-Looking Statements

Statements in this release that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable terms. Examples of forward-looking statements include, among other things: statements regarding timing, outcomes and other details relating to current, pending or contemplated new markets, growth opportunities, ability to deliver sustainable long-term value, business environment, long-term opportunities and strategic growth plans, expected revenue and net income, total and average membership, Adjusted EBITDA, Medical Margin, geography entry costs and other financial projections and assumptions. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be outside our control. These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to, those factors discussed in our filings with the Securities and Exchange Commission (the “SEC”), including the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which can be found at the SEC’s website at www.sec.gov. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

agilon health, inc.

Consolidated Balance Sheets

In thousands, except per share data

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$394,190	$497,070
Restricted cash and equivalents	10,204	10,610
Marketable securities	422,492	411,901
Receivables, net	1,004,856	497,574
Prepaid expenses and other current assets, net	44,697	34,119
Total current assets	1,876,439	1,451,274
Property and equipment, net	22,132	20,050
Intangible assets, net	92,712	67,680
Goodwill	62,140	41,540
Other assets, net	116,846	116,924
Total assets	$2,170,269	$1,697,468
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Medical claims and related payables	$745,557	$346,727
Accounts payable and accrued expenses	222,052	183,364
Current portion of long-term debt	5,000	5,000
Total current liabilities	972,609	535,091
Long-term debt, net of current portion	37,249	38,482
Other liabilities	78,571	83,286
Total liabilities	1,088,429	656,859

Commitments and contingencies

Stockholders' equity (deficit):
Common stock, $0.01 par value: 2,000,000 shares authorized; 414,465 and 412,385 shares issued and outstanding, respectively	4,145	4,124
Additional paid-in capital	2,130,126	2,106,886
Accumulated deficit	(1,048,208)	(1,064,230)
Accumulated other comprehensive income (loss)	(3,549)	(5,560)
Total agilon health, inc. stockholders' equity (deficit)	1,082,514	1,041,220
Noncontrolling interests	(674)	(611)
Total stockholders’ equity (deficit)	1,081,840	1,040,609
Total liabilities and stockholders’ equity (deficit)	$2,170,269	$1,697,468

agilon health, inc.

Consolidated Statements of Operations

In thousands, except per share data

(unaudited)

	Three Months Ended March 31,
	2023	2022

Revenues:
Medical services revenue	$1,134,830	$652,423
Other operating revenue	1,317	1,022
Total revenues	1,136,147	653,445
Expenses:
Medical services expense	972,827	566,208
Other medical expenses	86,024	44,773
General and administrative (including noncash stock-based compensation expense of $13,672, and $3,970, respectively)	66,846	39,834
Depreciation and amortization	4,189	3,373
Total expenses	1,129,886	654,188
Income (loss) from operations	6,261	(743)
Other income (expense):
Other income (expense), net	9,472	2,269
Interest expense	(1,533)	(871)
Income (loss) before income taxes	14,200	655
Income tax benefit (expense)	1,759	71
Income (loss) from continuing operations	15,959	726
Total discontinued operations	—	429
Net income (loss)	15,959	1,155
Noncontrolling interests’ share in (earnings) loss	63	75
Net income (loss) attributable to common shares	$16,022	$1,230

Net income (loss) per common share, basic and diluted
Continuing operations	$0.04	$—
Discontinued operations	$—	$—
Weighted average shares outstanding
Basic	413,136	401,964
Diluted	426,586	424,065

agilon health, inc.

Consolidated Statements of Cash Flows

In thousands

(unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$15,959	$1,155
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,189	3,373
Stock-based compensation expense	13,672	3,970
Loss (income) from equity method investments	(1,376)	(2,033)
Other non-cash items	(1,785)	556
Changes in operating assets and liabilities	(91,470)	(30,254)
Net cash provided by (used in) operating activities	(60,811)	(23,233)
Cash flows from investing activities:
Purchase of property and equipment, net	(3,717)	(4,049)
Purchase of intangible assets	—	(1,000)
Investment in loans receivable and other	(1,301)	(4,503)
Investments in marketable securities	(29,969)	—
Proceeds from maturities and sales of marketable securities and other	28,540	683
Net cash paid in business combination	(44,367)	—
Net cash provided by (used in) investing activities	(50,814)	(8,869)
Cash flows from financing activities:
Proceeds from other equity issuances, net	9,589	14,756
Repayments of long-term debt	(1,250)	(1,250)
Net cash provided by (used in) financing activities	8,339	13,506
Net increase (decrease) in cash, cash equivalents and restricted cash and equivalents	(103,286)	(18,596)
Cash, cash equivalents and restricted cash and equivalents, beginning of period	507,680	1,054,820
Cash, cash equivalents and restricted cash and equivalents, end of period	$404,394	$1,036,224

agilon health, inc.

Key Operating Metrics

In thousands

(unaudited)

GROSS PROFIT

	Three Months Ended March 31,
	2023	2022
Total revenues	$1,136,147	$653,445
Medical services expense	(972,827)	(566,208)
Other medical expenses(1)	(86,024)	(44,773)
Gross profit	$77,296	$42,464

(1)
Represents physician compensation expense related to surplus sharing and other care management expenses that help to create medical cost efficiency. Includes costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended March 31, 2023 and 2022, costs incurred in implementing geographies were $2.3 million and $0.2 million, respectively.

Effective 2023, Network Contribution is replaced by Gross Profit, which now incorporates other operating revenue and geography entry costs included in other medical expenses. The following table sets forth Gross Profit for the periods indicated:

	Three Months Ended During 2022				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31, 2022
Total revenues	$653,445	$670,134	$694,858	$689,774	$2,708,211
Medical services expense	(566,208)	$(587,140)	(618,287)	(628,163)	(2,399,798)
Other medical expenses(1)	(44,773)	(49,080)	(50,659)	(51,615)	(196,127)
Gross profit	$42,464	$33,914	$25,912	$9,996	$112,286

(1)
Represents physician compensation expense related to surplus sharing and other care management expenses that help to create medical cost efficiency. Includes costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended March 31, June 30, September 30, and December 31, 2022, costs incurred in implementing geographies were $0.2 million, $3.5 million, $7.2 million, and $13.0 million, respectively.For the year ended December 31, 2022, costs incurred in implementing geographies were $23.9 million.

GENERAL AND ADMINISTRATIVE COSTS, INCLUDING PLATFORM SUPPORT COSTS

	Three Months Ended March 31,
	2023	2022
Platform support costs	$47,678	$33,813
Geography entry costs(1)	9,250	3,804
Severance and related costs	188	1,702
Stock-based compensation expense	13,672	3,970
Other(2)	(3,942)	(3,455)
General and administrative	$66,846	$39,834

(1)
Represents direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets.
(2)
Includes non-cash accruals for unasserted claims and contingent liabilities.

Our platform support costs, which include regionally-based support personnel and other operating costs to support our geographies, are expected to decrease over time as a percentage of revenue as our physician partners add members and our revenue grows. Our operating expenses at the enterprise level include resources and technology to support payor contracting, clinical program development, quality, data management, finance and legal functions.

agilon health, inc.

Non-GAAP Financial Measures

In thousands

(unaudited)

MEDICAL MARGIN

	Three Months Ended March 31,
	2023	2022
Gross profit(1)	$77,296	$42,464
Other operating revenue	(1,317)	(1,022)
Other medical expenses	86,024	44,773
Medical margin	$162,003	$86,215

(1)
Gross profit is defined as total revenues less medical services expenses and other medical expense.

ADJUSTED EBITDA

	Three Months Ended March 31,
	2023	2022
Net income (loss)(1)	$15,959	$1,155
(Income) loss from discontinued operations, net of income taxes	—	(429)
Interest expense	1,533	871
Income tax expense (benefit)	(1,759)	(71)
Depreciation and amortization	4,189	3,373
Severance and related costs(2)	188	1,702
Stock-based compensation expense	13,672	3,970
EBITDA adjustments related to equity method investments	1,967	1,171
Other(3)	(11,889)	(3,697)
Adjusted EBITDA	$23,860	$8,045

(1)
Includes direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended March 31, 2023 and 2022, (i) $2.3 million and $0.2 million, respectively, are included in other medical expenses and (ii) $9.3 million and $3.8 million, respectively, are included in general and administrative expenses.
(2)
For the three months ended March 31, 2022, includes taxes and related costs on stock option exercises for departed executives of $1.2 million.
(3)
Includes interest income and non-cash accruals for unasserted claims and contingent liabilities.

Effective 2023, we no longer exclude geography entry costs from our computation of Adjusted EBITDA. Adjusted EBITDA for prior periods has been revised to the current period computation methodology. The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA using data derived from our consolidated financial statements for the periods indicated:

	Three Months Ended During 2022				Year Ended
	March 31,	June 30,	September 30,	December 31,	December 31, 2022
Net income (loss)(1)	$1,155	$(20,731)	$(30,739)	$(56,549)	$(106,864)
(Income) loss from discontinued operations, net of income taxes	(429)	(307)	236	35	(465)
Interest expense	871	945	1,000	1,709	4,525
Income tax expense (benefit)	(71)	580	559	572	1,640
Depreciation and amortization	3,373	3,042	3,450	3,907	13,772
(Gain) loss on lease terminations	—	5,458	—	—	5,458
Severance and related costs	1,702	256	512	—	2,470
Stock-based compensation expense	3,970	6,553	7,907	9,951	28,381
EBITDA adjustments related to equity method investments	1,171	492	1,325	749	3,737
Other	(3,697)	1,033	(10,089)	(3,391)	(16,144)
Adjusted EBITDA	$8,045	$(2,679)	$(25,839)	$(43,017)	$(63,490)

(1)
Includes direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue and investments to grow existing markets. For the three months ended March 31, June 30, September 30, and December 31, 2022, costs included in other medical expenses were $0.2 million, $3.5 million, $7.2 million, and $13.0 million, respectively. For the year ended December 31, 2022, included in other medical expenses were $23.9 million. For the three months ended March 31, June 30, September 30, and December 31, 2022, costs included general and administrative expenses were $3.8 million, $6.6 million, $14.1 million, and $19.4 million, respectively. For the year ended December 31, 2022, included in general and administrative expenses were $43.9 million.

In addition to providing results that are determined in accordance with GAAP, we present medical margin and Adjusted EBITDA, which are non-GAAP financial measures.

We define medical margin as medical services revenue after medical services expenses are deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect medical margin to increase in absolute dollars. However, medical margin per member per month (PMPM) may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We believe this metric provides insight into the economics of our capitation arrangements as it includes all medical services expense directly associated with our members’ care.

We define Adjusted EBITDA as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) severance and related costs, and (vii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis.

Gross profit is the most directly comparable GAAP measure to medical margin. Net income (loss) is the most directly comparable GAAP measure to Adjusted EBITDA.

We believe medical margin and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our operations by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe medical margin and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe medical margin and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate medical margin and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of medical margin and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures.

Contacts

Investor Contact

Matthew Gillmor

VP, Investor Relations

investors@agilonhealth.com

Media Contact

Claire Mulhearn

Chief Communications & Public Affairs Officer

media@agilonhealth.com

Source: agilon health